Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Common Stock, $0.0001 par value, of Spruce Power Holding Corp., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 4, 2023.

MGG INVESTMENT GROUP LP

By:	/s/ Kevin Griffin
Name:	Kevin Griffin
Title:	Chief Executive Officer & Chief Investment Officer

By:	/s/ Gregory Racz
Name:	Gregory Racz
Title:	President, Chief Operating Officer & Chief Legal Officer

KEVIN GRIFFIN

By:	/s/ Kevin Griffin
Name:	Kevin Griffin

GREGORY RACZ

By:	/s/ Gregory Racz
Name:	Gregory Racz